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                                                                  EXHIBIT 10.32

           FIRST AMENDMENT TO CHANGE OF CONTROL SEVERANCE AGREEMENT

        Reference is made to that certain Agreement dated _____________, (the "Agreement"), between the undersigned, ________________________, as "Executive" and Wang Laboratories, Inc. as the "Company".

        Based on good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be bound hereby, the parties agree as follows:

(1) Paragraph 6.2 of the Agreement is hereby amended and restated in full as follows:

        6.2.(a) In the event that the Executive's Total Payments (not including the Gross-Up Payment), as hereinafter defined, are subject in whole or in part to the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), then the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after payment of any Excise Tax on the Total Payments and any federal, state and local income taxes on the Gross-Up Payment equals the Total Payments, (not including the Gross-Up Payment). Exhibit 6.2 attached hereto is an example of the calculation of a Gross-Up Payment.

        (b) For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company in accordance with the principles of Sections 280G(d)(3) and
        (4) of the Code.

        (c) For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of


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        federal income taxation in the calendar year in which the Gross-Up
        Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

        (d) For purposes of this Agreement, "Total Payments" means any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment, whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with (i) the Company, (ii) any Person whose actions result in a Change in Control, or (iii) any Person affiliated with the Company or the Person whose actions resulted in a Change in Control. Total Payments includes, but is not limited to Severance Payments and Gross-Up Payments.

(2) Paragraph 6.3 of the Agreement is hereby amended and restated in full as follows:

        6.3 (a) The Severance Payment and the Gross-Up Payment, if any, shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amount of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Executive is clearly entitled. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account in originally computing the Gross-Up Payment, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax imposed on the Gross-Up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax) plus interest on the amount of such repayment at the rate provided in
        Section 7872(f)(2) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account in originally computing the Gross-Up Payment (including any increase as the result of any payment which cannot be determined, or did not exist, at the time of the original computation), the Company shall recalculate the Gross-Up Payment and pay the additional amount to the Executive (plus any interest payable by the Executive on such additional Excise Tax or on any additional federal, state and local income taxes) at


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        the time that such additional amount is finally determined.

        (b) Prior to the payment date set forth in this Section 6.3, the Company shall provide the Executive with the Company's calculation of the Total Payments and the Gross-Up Payments, if any, and such supporting materials as are reasonably necessary for the Executive to evaluate the Company's calculations, including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

        The parties hereby ratify the Agreement as amended and restated hereby without further changes. This First Amendment to the Agreement is executed as a document under seal this _______ day of _______, 1995.

                                        WANG LABORATORIES, INC.

                                        By: ____________________________


                                            ____________________________

                                            [Executive]